Exhibit 4.6
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              STOCK OPTION PLAN OF WARWICK COMMUNITY BANCORP, INC.

                      STOCK OPTION AGREEMENT FOR EMPLOYEES


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                   NAME OF PARTICIPANT             SOCIAL SECURITY NUMBER


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                                 STREET ADDRESS


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     CITY                                        STATE           ZIP CODE

This Stock Option Agreement is intended to set forth the terms and conditions on which an option ("Option") to purchase shares of common stock ("Shares") of Warwick Community Bancorp, Inc. ("Company") has been granted to you ("Participant") under the Stock Option Plan of Warwick Community Bancorp, Inc. ("Plan"). Set forth below are the specific terms and conditions applicable to the Option. Attached as Appendix A are the general terms and conditions applicable to the Option.

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OPTION GRANT
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Grant Date                                                             6/24/1998
Class of Shares*                                                         Common
No. of Shares Awarded*                                                    [ ]
Exercise Price Per Share*                                                $17.00
Percentage Vesting on June 24th of Each of the
Following Years: 1999, 2000, 2001, 2002 and 2003*                         20%
Expiration Date**                                                      6/24/2008
================================================================================

*        SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND APPENDIX A HERETO.
**       THE OPTION SHALL BE EXERCISABLE UNTIL, BUT NOT ON, THE EXPIRATION DATE.

By signing where indicated below, the Company hereby acknowledges that it has granted the Option listed above upon the specified terms and conditions, and the Participant acknowledges receipt of this Agreement, including Appendix A, and a copy of the Plan, and agrees to observe and be bound by the terms and conditions set forth herein and therein.

WARWICK COMMUNITY BANCORP, INC.                               PARTICIPANT

By:
   ---------------------------------------------  ------------------------------
         RONALD J. GENTILE
         PRESIDENT AND CHIEF OPERATING OFFICER


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               APPENDIX A TO STOCK OPTION AGREEMENT FOR EMPLOYEES

                     GENERAL TERMS AND CONDITIONS OF OPTION


                  Section 1. STOCK OPTION. The Company intends the Option granted hereby to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). If the Option or any part of the Option does not qualify as an "incentive stock option" under the Plan or the Code, the Option or the part not qualifying shall be treated as a Non-Qualified Stock Option under the Code.

                  Section 2. TERM OF AWARD. (a) Subject to Sections 2(c) and 3 hereof, the Participant shall have the right to purchase all or any portion of the Shares subject to the Option granted hereby at any time during the period ("Option Period") commencing on the first anniversary of the date such Option was granted and ending on the earliest of:

                  (i) the close of business on the last day of the three-month period commencing on the date of the Participant's termination of employment with the Company, other than on account of death or Disability, Retirement or a Termination for Cause;

                  (ii) the close of business on the last day of the one-year period commencing on the date of the Participant's termination of employment with the Company due to death, Disability or Retirement;

                  (iii) the date and time when the Participant ceases to be an employee of the Company due to a Termination for Cause; or

                  (iv) the last day of the 10-year period commencing on the date on which the Option was granted.

                  (b) If the Option qualifies as an incentive stock option, the favorable tax treatment applicable to incentive stock options may not apply if the Option is exercised more than three months after the Participant's termination of employment for reasons other than Disability or death. If the Option qualifies as an incentive stock option, the favorable tax treatment applicable to incentive stock options will apply if the Option is exercised within one year after the Participant's termination of employment due to Disability or death.

                  (c) Subject to Section 3 hereof, upon termination of the Participant's employment with the Company, any Option granted hereby that is not exercisable as of the date of such termination shall be forfeited. For purposes of this Agreement and the Plan, employment shall be deemed to continue for so long as the Participant is serving as an officer, employee, outside director, advisory director, emeritus director or consultant to the Company or is subject to and is observing the terms of a written agreement restricting his or her ability to compete or imposing other restrictive covenants.

                  Section 3. VESTING. The specified percentage of Shares subject to the Option granted hereby shall become vested and available for purchase by the Participant as of the specified vesting date(s); PROVIDED, HOWEVER, that in the event of the Participant's death, Disability or Retirement or a Change in Control of the Company or Bank prior to the applicable vesting date, such optioned Shares shall become immediately vested and available for purchase as of the date of such Participant's death, Disability or


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Retirement or the date of such Change in Control. In the event of a Termination for Cause, the Option granted hereby shall expire.

                  Section 4. EXERCISE PRICE. During the Option Period, and after the Option becomes exercisable, the Participant shall have the right to purchase all or any portion of the Shares subject to the Option at the Exercise Price per Share.

                  Section 5. METHOD OF EXERCISE. Subject to the limitations of the Plan and this Agreement, the Participant may, at any time during the Option Period described in Section 2 hereof, exercise his or her right to purchase all or any part of the Shares to which the Option relates; PROVIDED, HOWEVER, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. The Participant shall exercise the Option to purchase Shares by:

                  (a) giving written notice to the Committee, in the form attached hereto as Appendix B; and

                  (b) delivering to the Committee full payment of the Exercise Price per Share for the Shares to be purchased in one of the methods described below.

The date of exercise shall be the earliest date practicable following the date the requirements of this Section 5 have been satisfied. Payment shall be made in full in cash (by certified or bank check, or such other instrument as the Company may accept, made payable to the order of Warwick Community Bancorp, Inc.) or by one or more of the following: (i) in the form of Shares already owned by the Participant, duly endorsed for transfer and with all necessary stock transfer tax stamps attached, having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid;
(ii) by requesting the Company to cancel without payment Options outstanding to such Participant for that number of Shares whose aggregate Fair Market Value on the date of exercise, when reduced by their aggregate Exercise Price, equals the aggregate Exercise Price of the Options being exercised; (iii) by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price; or (iv) by any combination of (i), (ii) and (iii). If this Option qualifies as an incentive stock option, the Participant shall not, without the prior written approval of the Committee, dispose of the Shares acquired pursuant to the exercise of the Option until after the later of (i) the second anniversary of the date on which the incentive stock option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.

                  Section 6. DELIVERY OF OPTIONED SHARES. As soon as is practicable following the date on which the Participant has satisfied the requirements of Section 5 hereof, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Participant's ownership of the Shares that have been purchased. The Participant shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to the Participant on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under Section 8.3 of the Plan.

                  Section 7. ADJUSTMENTS IN THE EVENT OF REORGANIZATION. In the event of any merger, consolidation or other business reorganization (including but not limited to a Change in Control) in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a shareholder of record, the

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number of Shares subject to the Option granted hereby and the Exercise Price per
Share of such Option shall be adjusted in accordance with Section 8.3 of the Plan to account for such event. In the event of any merger, consolidation or other business reorganization in which the Company is not the surviving entity, any Option granted hereby may be canceled and payment made therefor in accordance with the Plan.

                  Section 8. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement or the Plan, nor any action of the Board or the Committee with respect to this Agreement or the Plan, shall be held or construed to confer upon the Participant any right to a continuation of his or her position as an employee of the Company or any of its affiliates. Notwithstanding the effectiveness of this Agreement, the Participant may be dismissed or otherwise dealt with to the same extent as though this Agreement had not been entered into.

                  Section 9. TAXES. The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to the Option granted hereby any taxes required by law to be withheld with respect to such Option. Where any person is entitled to receive Shares pursuant to the exercise of the Option granted hereby, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

                  Section 10. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a)      If to the Committee:

                           Warwick Community Bancorp, Inc.
                           c/o The Warwick Savings Bank
                           18 Oakland Avenue
                           Warwick, New York 10990-0591
                           Attention:  CORPORATE SECRETARY

                  (b) If to the Participant, to the Participant's address as shown in the Bank's records.

                  Section 11. RESTRICTIONS ON TRANSFER. The Option granted hereby shall not be subject in any manner to anticipation, alienation or assignment, nor shall such Option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Participant other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan. This Section 11 shall not prevent the Participant from designating, in the form attached hereto as Appendix C, a Beneficiary or Beneficiaries to exercise such Participant's Option following such Participant's death.

                  Section 12. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Participant and their respective heirs, successors and assigns.

                  Section 13. CONSTRUCTION OF LANGUAGE. Whenever appropriate in this Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any

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reference to a section number shall refer to a section of this Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

                  Section 14. GOVERNING LAW. This Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflicts of laws principles thereof, except to the extent that such laws are preempted by federal law. This Agreement shall be construed to comply with the applicable regulations of the New York Banking Board and the Federal Deposit Insurance Corporation.

                  Section 15. AMENDMENT. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Participant.

                  Section 16. PLAN PROVISIONS CONTROL. This Agreement and the rights and obligations created hereby shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control.

                  Section 17. ACCEPTANCE BY PARTICIPANT. By executing this Agreement and returning a fully executed copy hereof to the Committee at the address specified in Section 10 hereof, the Participant signifies acceptance of the terms and conditions of this Agreement and the Plan. If a fully executed copy of this Agreement is not received by the Committee within 45 days after the later of the date of grant or the date this Agreement is received by the Participant, the Committee may revoke the Option granted, and thereby avoid all obligation, hereby.

                  Section 18. EFFECT ON PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Company and the Participant.


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



               APPENDIX B TO STOCK OPTION AGREEMENT FOR EMPLOYEES

                       NOTICE OF EXERCISE OF STOCK OPTION
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Print Name of Option Holder (Last, First, Middle Initial) Social Security Number

1. INSTRUCTIONS. (IMPORTANT INFORMATION; PLEASE READ CAREFULLY.) Use this Notice to inform the Committee that you are exercising your right to purchase shares of common stock ("Shares") of Warwick Community Bancorp, Inc. ("Company") pursuant to an option ("Option") granted under the Stock Option Plan of Warwick Community Bancorp, Inc. ("Plan"). If you are not the Participant, you must attach to this Notice a copy of the Beneficiary Designation Form executed by the Participant or other proof of your right to exercise the Option granted under the Stock Option Agreement entered into between the Company and the Participant ("Agreement"). To exercise the Option, this Notice should be completed and personally delivered or mailed by certified mail, return receipt requested, to: Warwick Community Bancorp, Inc., c/o The Warwick Savings Bank, 18 Oakland Avenue, Warwick, New York 10990-0591, Attention: Corporate Secretary. The effective date of the exercise of the Option shall be the earliest date practicable following the date this Notice is received by the Committee, but in no event more than three business days after the date this Notice is received by the Committee ("Effective Date"), subject to such rules and procedures as the Company may establish for "cashless exercises." Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan. This Notice is subject to all of the terms and conditions of the Plan and the Agreement.

2. PURCHASE OF SHARES. Pursuant to the Stock Option Agreement made and entered into as of ______________ ___, 1999 by and between the Company and [ENTER THE NAME OF THE PARTICIPANT], I hereby exercise my right to purchase __________ Shares granted under the Plan on ______________ ___, ____ [ENTER
     THE DATE OF GRANT] at an Exercise Price per Share of $_________, for a total Exercise Price of $_____________ [ENTER THE PRODUCT OF THE NUMBER OF SHARES MULTIPLIED BY THE EXERCISE PRICE PER SHARE]. As payment for such Shares, I [CHECK AND COMPLETE ONE OR MORE; THE SUM OF THE AMOUNTS SHOWN IN
     (a) AND (b) MUST EQUAL THE TOTAL EXERCISE PRICE SHOWN ABOVE:



(a)      / /     enclose a certified or bank check, or such other instrument as the Company may accept, payable to the order of Warwick
                 Community Bancorp, Inc. in the amount of                       $
                                                                                 -------------
(b)      / /     enclose Shares duly endorsed for transfer to Warwick
                 Community Bancorp, Inc. with all necessary stock transfer
                 tax stamps attached and having a Fair Market Value of          $
                                                                                 -------------

(c)      / /     authorize ______________________________ [ENTER THE NAME OF
                 THE BROKERAGE OR INVESTMENT BANKING FIRM WITH WHOM YOU HAVE
                 MADE ARRANGEMENTS TO EFFECT A "CASHLESS EXERCISE," OR SEE THE
                 CORPORATE SECRETARY OF THE COMPANY FOR INFORMATION] to sell, pursuant to a "cashless exercise," such Shares subject to the
                 Option having a Fair Market Value of                           $
                                                                                 -------------

                 Total Exercise Price                                           $
                                                                                 -------------

3. ISSUANCE OF CERTIFICATES. I hereby direct that the stock certificates representing the Shares purchased pursuant to section 2 above be issued to the following person(s) in the amount specified below:

     Name And Address                     Social Security No.      No. Of Shares
     ----------------                     -------------------    ---------------

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4.WITHHOLDING ELECTIONS. [NOT APPLICABLE IF OPTION QUALIFIES AS AN "INCENTIVE
STOCK OPTION."] [FOR PARTICIPANTS ONLY. BENEFICIARIES SHOULD NOT COMPLETE.] I hereby request that any federal, state and local taxes required to be withheld with respect to the Shares to be issued to me pursuant to this Notice be paid in the following manner and amounts [COMPLETE SECTIONS (a), (b) AND (c); COMPLETE SECTION (d) ONLY IF YOU ARE SUBJECT TO NEW YORK CITY INCOME TAXES]:

     (a) FEDERAL INCOME TAX.

         (i) MANNER OF PAYMENT. I request that any federal income taxes to be withheld [CHECK (a), (b) OR (c)]:

              (a) / / Be paid with a certified or bank check that I will deliver to the Corporate Secretary on the day after the Effective
                      Date of my Option exercise.

              (b) / / Be paid with the proceeds from a sale of Shares that would otherwise be distributed to me.

              (c) / / Be withheld from my paycheck next following the Effective Date of my Option exercise.

         (ii) RATE OF WITHHOLDING. I request that federal income taxes be withheld at the rate of [CHECK (a) OR (b) AND COMPLETE AS INDICATED]:

              (a) / /             %
                      -----------

              (b) / /             % [YOU MUST ENTER A RATE GREATER THAN THE
                      -----------   RATE ENTERED BY THE COMMITTEE IN (a) ABOVE.]

                  [CONTINUED FROM THE FRONT SIDE OF THIS FORM.]

     (b) NEW YORK STATE INCOME TAX. I request that any New York State income taxes to be withheld [CHECK (i), (ii) OR (iii)].

         (i) / / Be paid with a certified or bank check that I will deliver to the Corporate Secretary on the day after the Effective Date of my Option exercise.

         (ii) / / Be paid with the proceeds from a sale of Shares that would otherwise be distributed to me.

         (iii)/ / Be withheld from my paycheck next following the Effective Date of my Option exercise.

         New York State income tax will generally be withheld at a rate of %.

     (c) EMPLOYMENT TAXES. (includes Federal Insurance Contribution Act, or "FICA," taxes). I request that any FICA taxes to be withheld [CHECK
         (i), (ii) OR (iii)]:

         (i) / / Be paid with a certified or bank check that I will deliver to the Corporate Secretary on the day after the Effective Date of my Option exercise.

         (ii) / / Be paid with the proceeds from a sale of Shares that would otherwise be distributed to me.

         (iii)/ / Be withheld from my paycheck next following the Effective Date of my Option exercise.

         FICA taxes will generally be withheld at the rate of ________________% on the first $ _______________ of your wages for the _______________
         taxable year ___________ and at __________% on any additional wages for the _____________ taxable year.

     (d) NEW YORK CITY INCOME TAX. [COMPLETE ONLY IF YOU ARE SUBJECT TO NEW YORK CITY INCOME TAXES.] I request that any New York City income taxes to be withheld [CHECK (i), (ii) OR (iii)]:

         (i) / / Be paid with a certified or bank check that I will deliver to the Corporate Secretary on the day after the Effective Date of my Option exercise.

         (ii) / / Be paid with the proceeds from a sale of Shares that would otherwise be distributed to me.

         (iii)/ / Be withheld from my paycheck next following the Effective Date of my Option exercise.

         New York City income tax will generally be withheld at a rate of %.

     I understand that the withholding elections I have made on this form are not binding on the Committee, and that the Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the exercise of my Option.

     I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.

5. IRREVOCABLE WITHHOLDING ELECTION. [THIS SECTION 5 APPLIES TO YOU ONLY IF YOU ARE THE PARTICIPANT, YOU ARE STILL EMPLOYED BY THE WARWICK SAVINGS BANK OR THE COMPANY WITH A TITLE OF, OR MORE SENIOR TO, VICE PRESIDENT AND YOU HAVE REQUESTED IN SECTION 4 OF THIS FORM THAT ANY OR ALL FEDERAL, STATE OR LOCAL TAXES BE PAID WITH THE PROCEEDS OF A SALE OF SHARES.] I understand that in accordance with the Statement of Company Policy Regarding Confidential Information and Stock and Securities Trading by Directors, Officers and Employees, my election(s) to sell Shares in order to satisfy tax withholding requirements is (are) irrevocable and must be received by the Corporate Secretary during a quarterly "window period." A window period is the ten-business day period beginning with the third business day following the public announcement of the Company quarterly or annual earnings.

6. COMPLIANCE WITH TAX AND SECURITIES LAWS. I understand that I must rely on, and consult with, my own tax and legal counsel (and not The Warwick Savings Bank or the Company) regarding the application of all laws-- particularly tax and securities laws-- to the transactions to be effected pursuant to the Option and this Notice. I understand that I will be responsible for paying any federal, state and local taxes that may become due upon the purchase and/or sale (including a sale pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.


                                                   Date:
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              Signature


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                                     Address



-------------------------------INTERNAL USE ONLY--------------------------------
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This Notice was received by the                                      Comments
Committee on the date indicated.






By
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     AUTHORIZED SIGNATURE                 DATE                       Comments
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